December 30, 2011

(First Class Mail, Postage Prepaid)

To the Holders of LSB Industries, Inc.’s

Convertible Noncumulative Preferred Stock

Listed on Exhibit A Attached Hereto

Re:	LSB Industries, Inc.; Convertible Noncumulative Preferred Stock, par value $100 per share (the “Noncumulative Preferred Stock”); CUSIP No. 502160203

To the Holders of Convertible, Noncumulative Preferred Stock:

Please be advised that LSB Industries, Inc. (the “Company”) is considering redeeming its outstanding shares of its Noncumulative Preferred Stock. Currently there are 461 shares of Noncumulative Preferred Stock outstanding. If the Company’s Board of Directors approves the redemption of the Noncumulative Preferred Stock, the Company will then issue a notice of redemption providing for redemption of the Noncumulative Preferred Stock pursuant to the terms of the Company’s Restated Certificate of Incorporation (the “Certificate”). Pursuant to the Certificate, the redemption price will be $100 per share of Noncumulative Preferred Stock or $50 for a fractional one-half share of Noncumulative Preferred Stock.

The Certificate provides that the holders of Noncumulative Preferred Stock may, prior to the date of a notice of redemption of the Noncumulative Preferred Stock, convert their shares of Noncumulative Preferred Stock into the Company’s common stock at the conversion rate of 40 shares of the Company’s common stock for each share of Noncumulative Preferred Stock or 20 shares of the Company’s common stock for a fractional one-half share of Noncumulative Preferred Stock. Any conversion may be effected by holders of Noncumulative Preferred Stock by giving the Company written notice of an election to convert at least 10 business days prior to the date of conversion. Please be advised that, pursuant to the terms of the Noncumulative Preferred Stock, the right of holders of Noncumulative Preferred Stock to convert their shares of Noncumulative Preferred Stock into shares of the Company’s common stock terminates as of the date of the notice of redemption.

Management currently intends during February 2012 to present to the Company’s Board of Directors a proposal to redeem the Company’s Noncumulative Preferred Stock, and, if the Company’s Board of Directors approves such redemption of the Noncumulative Preferred Stock, a notice of redemption will be sent to the holders of record during February 2012.

Based on the terms of the Certificate, assuming the Company sends the notice of redemption during February 2012, holders of the Noncumulative Preferred Stock will not be entitled to convert the shares of Noncumulative Preferred Stock from and after the date of the notice of redemption.

To the Holders of LSB Industries, Inc.’s

Convertible Noncumulative Preferred Stock

Listed on Exhibit A Attached Hereto

December 30, 2011

Shares of the Company’s common stock are traded on the NYSE under the symbol LXU. Copies of the Company’s reports, proxy statements and other information filed with the Securities and Exchange Commission (“SEC”) may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 100 Fifth Street, N.E., Judiciary Plaza, Washington, D.C. 20549, or accessed on the World Wide Web through the SEC’s Internet address at www.sec.gov.

If you have any questions, please contact David M. Shear, Senior Vice President, General Counsel, and Secretary, at (405) 235-4546 or via email to dshear@lsb-okc.com.

David M. Shear

General Counsel

THIS LETTER DOES NOT CONSTITUTE AN OFFER OF SECURITIES FOR SALE OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES. THIS LETTER DOES NOT CONSTITUTE A NOTICE OF REDEMPTION OF THE COMPANY’S CONVERTIBLE, NONCUMULATIVE PREFERRED STOCK.

THIS LETTER IS PROVIDED PURSUANT TO SEC RULE 135C. NEITHER THE DESCRIBED PROPOSED REDEMPTION NOR THE OPTIONAL CONVERSION OF NONCUMULATIVE PREFERRED STOCK HAS BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AND ANY SUCH REDEMPTION OR CONVERSION MAY NOT BE EFFECTED IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION.

Exhibit “A”

P02 CLASS TOTAL	NAME	ADDRESS
0.5	ROBERT W ANDERSON JR	5212 WILDWOOD DR WICHITA FALLS TX 76302-5606

0.5	BEAR STEARNS SECURITIES CORP	DEPT C CASHIERS DEPT ONE METROTECH CENTER NORTH BROOKLYN NY 11201-3870

264	CEDE & CO	PO BOX 20 BOWLING GREEN STN NEW YORK NY 10274

9	ROLLA K COYLE & PATRICIA A COYLE JT TEN	501 FENWICK DR FAIRFIELD OH 45014-6808

4.5	FIRST CLEARING CORPORATION	10700 WHEAT FIRST DR GLEN ALLEN VA 23060-9243

0.5	FISERV SECURITIES INC	ONE COMMERCE SQUARE STE 1200 2005 MARKET STREET PHILADELPHIA PA 19103

4	CHRISTINA M FISHER & CHRISTINA M BECKER	24 HOLSTON HILLS RD HENDERSON NV 89052-6643

36	LLOYD S HORTON III	1061 RAMBLEWOOD PL WATKINSVILLE GA 30677-2104

22.5	KENTUCKY STATE TREASURER UNCLAIMED PROPERTY DIVISION	CAPITOL ANNEX SUITE 183 FRANKFORT KY 40620

45	SARAH V KLINE	10 RIVAGE NEWPORT COAST CA 92657

9	ROSE MARIE LEONHARD	6200 N HWY 94 PORTAGE DE SIOUX MO 63373-1606

0.5	LONG & COMPANY	C/O FIRSTAR BANK NA PO BOX 1787 ATTN SECURITIES PROCESSING MILWAUKEE WI 53201-1787

9	DOROTHY LUEBKE	1902 NORTH 59TH STREET LINCOLN NE 68505-1129

0.5	NEW YORK STATE COMPTROLLER OFFICE OF UNCLAIMED FUNDS	110 STATE ST 8TH FL ALBANY NY 12225

13.5	ARTHUR E PALMER	2715 MERRIMAC BOULEVARD TOLEDO OH 43606-3643

4.5	GEORGE J PHINNEY & DONNALEA PHINNEY JT TEN	W18750 BARKER ROAD GERMFASK MI 49836-9235

4.5	WALTER RING	19529 WESTOVER ROAD ROCKY RIVER OH 44116-4034

4.5	STEPHEN M RITCHEY	2685 RIVER RD WILLOUGHBY HILLS OH 44094-9401

4.5	ADALYN B ROSS	12520 EDGEWATER DR #410 CLEVELAND OH 44107-1653

4.5	ROSE S SHAPIRO	4129 STONEHAVEN ROAD SOUTH EUCLID OH 44121-3133

1	SMITH BARNEY INC	333 W 34TH ST 3RD FL NY NY 10001-2402

0.5	STIFEL NICOLAUS & CO INC	500 NORTH BROADWAY ST LOUIS MO 63102-2110

18	WILLIAM C VANCE & JANET S VANCE JT TEN	391 SILVER CREEK DR WILMINGTON OH 45177-9720